APL VARIABLE ANNUITY ACCOUNT 1 (PASA)
Registration No. 33-57731

                          EXHIBIT INDEX

Exhibit  9:       Opinion of Counsel, dated April 27, 2000.

Exhibit  10:      Consent of Independent Auditors, dated April 24, 2000.

Exhibit  14:      American Partners Life Power of Attorney, dated April 20,
                  2000.